SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549




                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934




   Date of Report (Date of earliest event reported): October 26, 1998


               SOUTHERN NEW ENGLAND TELECOMMUNICATIONS CORPORATION
              (Exact name of registrant as specified in its charter)


      Connecticut                1-9157                   06-1157778
   (State or other             (Commission             (I.R.S. Employer
   jurisdiction of              File Number)            Identification No.)
   incorporation)


   227 Church Street, New Haven, Connecticut              06510
   (Address of principal executive offices)             (Zip Code)


   Registrant's telephone number, including area code:  (203)  771-5200


                               Not Applicable
          (Former name or former address, if changed since last report)












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Item 1. Change in Control of Registrant

    At 8:32 a.m. on October 26, 1998, Southern New England Telecommunications Corporation, a Connecticut corporation ("SNET"), and SBC Communications Inc., a Delaware corporation ("SBC"), consummated a merger (the "Merger") whereby SBC (CT), Inc., a Connecticut corporation and a wholly-owned susbidiary of SBC ("Merger Sub"), was merged with and into SNET, pursuant to the Agreement and Plan of Merger, dated as of January 4, 1998 among SNET, SBC and Merger Sub. As a result of the Merger, SNET has become a wholly-owned subsidiary of SBC.

    Pursuant to the terms of the Merger Agreement, at the effective time of the Merger each issued and outstanding share of common stock, par value $1.00 per share, of SNET was converted into and became exchangeable for 1.7568 shares of common stock, par value $1.00 per share, of SBC.

    In accordance with the Merger Agreement, at the effective time of the Merger the directors of Merger Sub became the directors of SNET, and Joyce M. Roche, a member of SNET's board of directors since 1997, was appointed to SBC's Board of Directors.


Item 7. Financial Statements, Pro forma Financial
        Information and Exhibits.

Exhibit 2.1 Agreement and Plan of Merger, dated as of January 4, 1998, among Southern New England Telecommunications Corporation, SBC Communications Inc. and SBC (CT), Inc. (incorporated by reference to exhibit 2.1 of the SNET's current report on Form 8-K, dated January 5, 1998).

























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                                SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          SOUTHERN NEW ENGLAND
                                          TELECOMMUNICATIONS CORPORATION



Dated:  October 26, 1998                By:    /s/ Madelyn M. DeMatteo
                                                   Madelyn M. DeMatteo
                                                        Secretary







































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              SOUTHERN NEW ENGLAND TELECOMMUNICATIONS CORPORATION

                                   FORM 8-K

                                EXHIBIT INDEX




   Exhibit
   Number

Exhibit 2.1 Agreement and Plan of Merger, dated as of January 4, 1998, among Southern New England Telecommunications Corporation, SBC Communications Inc. and SBC (CT), Inc. (incorporated by reference to exhibit 2.1 of the SNET's current report on Form 8-K, dated January 5, 1998).